Exhibit 10.1

DORIAN LPG LTD.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Notice of Restricted Stock Grant

Participant:________________________________

Company:Dorian LPG Ltd.

Notice:

You have been granted the following Restricted Stock award in accordance with the terms of this notice, the Restricted Stock Award Agreement attached hereto as Attachment A (such notice and agreement, collectively, this “Agreement”) and the Plan identified below.

Type of Award:	Restricted Stock.
Plan:	Dorian LPG Ltd. Amended and Restated 2014 Equity Incentive Plan.

Grant:Grant Date: ___________________
Total Number of Shares of Stock Underlying Restricted Stock Award: ___________

Period of Restriction:

Subject to the terms of the Plan and this Agreement, the period in which the shares of Restricted Stock are subject to the restrictions set forth in in the Restricted Stock Award Agreement (the “Period of Restriction”) shall commence on the Grant Date and shall lapse on the dates set forth below as to that portion of the total number of shares of Restricted Stock set forth below opposite each such date.

Vesting Date	Portion / Shares Vesting

[Performance

Requirement:]	[As applicable.]

Acknowledgement

and Agreement:The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.
DORIAN LPG LTD. By: Name: ________________ Title: _________________ Date: ___________________	PARTICIPANT _________________________ Date: ____________________

Attachment A

DORIAN LPG LTD.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

This Restricted Stock Award Agreement, dated as of the Grant Date set forth in the Notice of Restricted Stock Grant to which this Restricted Stock Award Agreement is attached (the “Grant Notice”), is made between Dorian LPG Ltd. and the Participant set forth in the Grant Notice.  The Grant Notice is included in and made part of this Restricted Stock Award Agreement.

1.Definitions.  Capitalized terms used but not defined herein have the meaning set forth in the Plan.
2.Grant of Restricted Stock.  Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of shares of Restricted Stock set forth in the Grant Notice.
3.	Period of Restriction.

The Period of Restriction to which the Restricted Stock is subject shall be as set forth in the Grant Notice.  The Participant acknowledges that prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)).  Upon the expiration of the applicable portion of the Period of Restriction, the restrictions set forth in this Agreement with respect to the Restricted Stock theretofore subject to such expired Period of Restriction shall lapse, except as may be provided in accordance with Section 12 hereof.

4.	Evidence of Shares; Legend.

The Participant agrees that, in the Company’s discretion, the Participant’s ownership of the Restricted Stock may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in the Participant’s name, which shall be subject to a stop transfer order consistent with this Agreement and the legend set forth in this Section 4 below.

If, however, during the Period of Restriction, the Restricted Stock is evidenced by a stock certificate or certificates, registered in the Participant’s name, the Participant acknowledges that upon receipt of such stock certificate or certificates, such certificates shall bear the following legend and such other legends as may be required by law or contract:

“These shares have been issued pursuant to the Dorian LPG Ltd. Amended and Restated 2014 Equity Incentive Plan (the "Plan") and are subject to forfeiture to Dorian LPG Ltd. in accordance with the terms of the Plan and an Agreement between Dorian LPG Ltd. and the person in whose name the certificate is registered. These shares may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said Agreement.”

The Participant agrees that upon receipt of any such stock certificates for the Restricted Stock the Participant shall deposit each such certificate with the Company, or such other escrow holder as the Administrator may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Company or such escrow holder until the expiration of the applicable portion of the Period of Restriction.

Upon expiration of the applicable portion of the Period of Restriction, a certificate or certificates representing the Shares as to which the Period of Restriction has so lapsed shall be delivered to the Participant by the Company, subject to satisfaction of any tax obligations in accordance with Section 8 hereof; provided, however, that such Shares may nevertheless be evidenced on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

5.	Adjustment.

Notwithstanding any other provision of this Agreement, the Restricted Stock shall be subject to the adjustment provisions set forth in Section 1.5(c) of the Plan.

6.	Change in Control.

Notwithstanding any other provision of this Agreement, upon a Change in Control, the Restricted Stock shall become fully vested and all restrictions set forth in this Agreement with respect to the Restricted Stock shall lapse, except as may be provided in accordance with Section 12 hereof.

7.	Termination of Service.

Upon the Participant’s termination of employment or consultancy/service to the Company or any Affiliate or upon dismissal from the Board in the case of a non-employee director (a “Termination of Service”) by the Company other than for Cause or on account of death or Disability, the Restricted Stock shall become fully vested and all restrictions set forth in this Agreement with respect to the Restricted Stock shall lapse, except as may be provided in accordance with Section 12 hereof.  In the case of a Termination of Service under any circumstances other than as set forth in the preceding sentence, including by the Company for Cause or voluntarily by the Participant, all Restricted Stock for which the Period of Restriction has not lapsed prior to the date of such Termination of Service shall be immediately forfeited.  “Cause” shall be as defined in the Plan, provided that in the event that the Participant is a participant in the Company’s Executive Severance and Change in Control Severance Plan at the time of the Termination of Service, “Cause” shall be defined as in the Executive Severance and Change in Control Severance Plan for purposes of this Agreement.

8.	Taxes and Withholdings.

A Participant shall be required to pay, in cash, to the Company, and the Company and its Affiliates shall have the right and are hereby authorized to withhold from this award of Restricted Stock or from any compensation or other amount owing to such Participant, the amount of any applicable withholding taxes with respect to the Restricted Stock upon the date of expiration of the applicable portion of the Period of Restriction, or the date the value of any shares of Restricted Stock first becomes includible in the Participant’s gross income for income tax purposes, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for payment of such taxes.  To the extent permitted by the Administrator, a Participant may elect that any taxes of any kind required by law to be withheld with respect to the Restricted Stock shall be satisfied by the Company withholding shares otherwise deliverable to the Participant pursuant to this Agreement (provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income), pursuant to any procedures, and subject to any limitations as the Administrator may prescribe and subject to applicable law, based on the Fair Market Value of the shares of Common Stock on the payment date.

The Participant hereby acknowledges that he or she may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the shares of Restricted Stock, provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the Grant Date.  In the event the Participant makes an election under Section 83(b) of the Code and the value of any Restricted Shares otherwise becomes includible in the Participant’s gross income for tax or social security purposes prior to the expiration of the applicable Period of Restriction, the Participant shall pay to the Company in cash (or make other arrangements satisfactory to the Administrator for the satisfaction of) any taxes of any kind or other amounts required by law to be withheld with respect to such Restricted Shares.

9.	Rights as a Shareholder.

The Participant shall have all rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the Grant Date and prior to the date any such shares of Restricted Stock are forfeited in accordance with this Agreement, except that any dividends or distributions (whether in cash, stock or other property) paid with respect to the Restricted Stock shall, during the Period of Restriction, be deposited with the Company or any holder appointed pursuant to Section 4 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, if applicable, or credited to the Participant’s book-entry account established under Section 4 hereof or other escrow account, as applicable, and shall be subject to the same restrictions (including, without limitation, the Period of Restriction) as such Restricted Stock.

10.	No Right to Continued Employment or Service.

Neither the Restricted Stock nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason.  The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement (including the satisfaction of any applicable performance requirement set forth in the Grant Notice), and not through the act of being hired or merely being granted the Restricted Stock hereunder.

11.	The Plan.

By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Administrator or the Company, in any case in accordance with the terms and conditions of the Plan.  This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Administrator.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 13 hereof.

12.	Compliance with Laws and Regulations.

The Restricted Stock and the obligation of the Company to deliver shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations;
(ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Administrator shall, in its discretion, determine to be necessary or applicable; and (iii) the restrictions set forth in Section 3.12 of the Plan.

13.	Notices.

All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, or such other address as the Company may from time to time specify.  All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.

14.	Other Plans.

The Participant acknowledges that any income derived from the grant of the Restricted Stock shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.